EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference on Form S-8 of our report dated March 12, 2004 with respect to the financial statements of ASP Ventures Corp. included in the Annual Report on Form 10-KSB/A for the year ended December 31, 2003.

JONES SIMKINS, P.C.
Logan, Utah
April 20, 2004